UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 21, 2012 (May 17, 2012)

MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	38-2626206
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1-14094
(Commission File Number)

26255 American Drive
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 358-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Meadowbrook Insurance Group, Inc. (the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”) on May 17, 2012.  Matters voted upon at the Annual Meeting were (i) election of four members of the Board of Directors for terms expiring in 2015; (ii) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012; and (iii) a non-binding, advisory vote on the compensation of our named executive officers. For more information about the aforementioned proposals, see Meadowbrook’s Proxy Statement dated April 16, 2012.  As of the March 21, 2012 record date, there were 50,630,811 shares of common stock outstanding and entitled to vote.  At the Annual Meeting, 48,047,388 shares of common stock were represented in person or by proxy, constituting a quorum.  The certified results of the matters voted on at the Annual Meeting are set forth below.

Proposal No. 1 – Election of four directors for a three-year term expiring in 2015.

Director Name	For	Withheld	Broker Non-Votes

Robert S. Cubbin	43,725,855	961,980	3,359,553
Robert F. Fix	43,952,788	735,047	3,359,553
Hugh W. Greenberg	42,653,230	2,034,605	3,359,553
Florine Mark	42,653,980	2,033,855	3,359,553

Proposal No. 2 – Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

For	Against	Abstain	Broker Non-Votes

47,886,679	156,856	3,853	0

Proposal No. 3 – Advisory vote on the Company’s 2011 executive compensation.

For	Against	Abstain	Broker Non-Votes

42,228,723	2,226,661	232,451	3,359,553

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2012	MEADOWBROOK INSURANCE GROUP, INC.
(Registrant)

	By:	/s/ Karen M. Spaun
Karen M. Spaun, Senior Vice President and
Chief Financial Officer